Exhibit 99.1

AITX Q3 Results Highlights and Q&A Scheduled for January 15 Release

Results and Investor Q&A to Be Released in Lieu of Investor Presentation

Detroit, Michigan, January 7, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the “Company”) (OTCID:AITX), a global leader in AI-driven security and productivity solutions, today announced its fiscal Q3 results are expected to be filed on January 15, 2026. Concurrently, a comprehensive investor interview featuring CEO/CTO and founder Steve Reinharz will be published that will review Q3 highlights as well as directly addressing questions raised by shareholders and market observers.

The interview, conducted by SmallCapVoice, is to be released alongside the Company’s Q3 financial filing, departs from traditional executive communications by intentionally including questions that many public company executives generally do not discuss including capital structure, executive compensation, dilution stock performance and financing strategy.

“Showing the quarterly results is always a highlight as we continue to improve our core fundamental business,” said Reinharz. “Add to that some time answering investor questions makes January 15 an evening you want to set some time aside to watch.”

Topics to be addressed include:

●	Q3 performance and related Improvements

●	How management evaluates dilution and alternative financing options

●	How the Company continues to invest in long-term growth initiatives while managing cash discipline

●	How management views stock performance in the context of long-term execution

The interview also includes forward-looking discussion around operational momentum, investor engagement, liquidity, and the Company’s shareholder base.

Reinharz emphasized that transparency is not a one-time event, but a core operating principle. “There’s a tendency in public markets, especially at the micro-cap level, to avoid tough conversations or hide behind boilerplate language,” he said. “That doesn’t build trust. We’d rather explain how decisions are made, why tradeoffs exist, and where accountability truly sits.”

“Our audience has been asking for clarity, accountability, and straight answers, and this conversation will deliver exactly that,” said Stuart Smith, host of SmallCapVoice. “Steve Reinharz did not ask for soft questions or guardrails. He asked for a direct discussion around the issues investors care about most, and we’re looking forward to hosting a candid, substantive interview that lets viewers draw their own conclusions.”

The full interview will be released at 4:00 p.m. Eastern Time on Thursday, January 15, 2026, and will be available on the Company’s official YouTube channel.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry’s existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company’s operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization’s internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company’s credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association’s (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD’s Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD’s ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. As such, there are no assurances whatsoever that the Company will meet its expectations with respect to its future revenues, sales volume, ARR or RMR. There is no guarantee that the Company will achieve a NASDAQ listing. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

For purposes of the Company’s disclosures, “Artificial Intelligence” refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company’s business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company’s primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company’s Board of Directors oversees the Company’s deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com